UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

DOMINION ENERGY, INC

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street
Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2023, the Board of Directors (the “Board”) of Dominion Energy, Inc. (“Dominion Energy” or the “Company”) approved, subject to approval of shareholders at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), an amendment to Article IV of the Company’s Bylaws to make certain changes to the information required to be provided by a shareholder requesting a special meeting of the Company’s shareholders (the “Amendment to Article IV”) and to Article XI of the Company’s Bylaws to make certain changes to the advance notice provisions for director nominations by shareholders (the “Amendment to Article XI”). On May 10, 2023, the Company’s shareholders approved the Amendment to Article IV and the Amendment to the Article XI at the 2023 Annual Meeting.

Additionally, on May 10, 2023, the Board approved an amendment to the Company’s Bylaws clarifying that, in the absence of the Chair or Vice Chair (if any), the Lead Independent Director, or in the absence of the Chair, Vice Chair (if any) and the Lead Independent Director, such other person as designated by the Board, will preside at the meetings of the Board.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Dominion Energy held its 2023 Annual Meeting on May 10, 2023. Results of items presented for voting are listed below.

Each of the Company’s 11 director nominees was elected to serve on its Board until the next annual meeting or until their respective successors have been duly elected or appointed and qualified. The votes for each nominee were as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-vote
James A. Bennett	556,926,448	39,473,181	1,911,745	103,390,364
Robert M. Blue	558,606,863	36,040,852	3,663,659	103,390,364
D. Maybank Hagood	555,428,002	40,924,774	1,958,598	103,390,364
Ronald W. Jibson	552,801,670	43,639,612	1,870,092	103,390,364
Mark J. Kington	562,327,054	34,031,058	1,953,262	103,390,364
Kristin G. Lovejoy	590,858,045	5,651,036	1,802,293	103,390,364
Joseph M. Rigby	565,489,208	30,930,539	1,891,627	103,390,364
Pamela J. Royal, M.D.	496,269,737	100,201,066	1,840,571	103,390,364
Robert H. Spilman, Jr.	524,029,062	72,347,184	1,935,128	103,390,364
Susan N. Story	571,175,191	25,342,063	1,794,120	103,390,364
Michael E. Szymanczyk	534,072,454	62,331,928	1,906,992	103,390,364

Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers (“Say on Pay”). The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
545,850,690	49,264,648	3,196,036	103,390,364

The results of the advisory vote on the frequency of holding the Say on Pay vote were as follows:

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Vote
587,995,693	2,248,702	5,220,258	2,846,721	103,390,364

Based upon the results above, and consistent with the Board’s recommendation, the Company intends to continue to include an advisory vote on Say on Pay in the Company's proxy statement every year until the next required vote on the frequency of such votes.

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 was ratified by shareholders as follows:

Votes For	Votes Against	Votes Abstained
667,518,200	32,625,685	1,557,853

Management’s proposed Amendment to Article IV was approved. The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
586,616,964	8,699,233	2,995,177	103,390,364

Management’s proposed Amendment to Article XI was approved. The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
582,931,249	9,245,347	6,134,778	103,390,364

A shareholder proposal regarding a policy to require an independent Chair was not approved. The votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
239,650,310	355,455,206	3,205,858	103,390,364

Item 9.01 Financial Statements and Exhibits.

Exhibits
3.1	Dominion Energy, Inc. Bylaws, amended and restated, effective May 10, 2023*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

Date:	May 11, 2023	By:	/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief of Staff and Corporate Secretary and President - Dominion Energy Services